                                                                      EXHIBIT  5

                                  May 22, 1997



Board of Directors of
Plains Resources Inc.
1600 Smith, Suite 1500
Houston, TX 77002

Gentlemen:

     I am General Counsel of Plains Resources Inc., a Delaware corporation (the "Company"), and have acted in such capacity in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 500,000 shares of the Company's common stock, $0.10 par value (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Company's 1996 Performance Option Plan (the "Plan"). The Company is filing a Registration Statement on Form S-8 (the "Registration Statement") relating thereto with the Securities and Exchange Commission.

     In connection therewith, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Plan, the Second Restated Certificate of Incorporation of the Company as presently in effect, the Bylaws of the Company, the corporate proceedings with respect to the offering of shares and such other documents and records as I have deemed necessary or appropriate for the expression of the opinions contained herein.

     I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

     Based upon the foregoing, and having regard for such legal considerations as I deem relevant, I am of the opinion that:

     1) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2) The Shares have been duly authorized for issuance and when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Item 5. Interests of Named Experts and Counsel" in the Registration Statement.

                                    Very truly yours,

                                    /s/ Michael R. Patterson

                                    Michael R. Patterson
                                    General Counsel